UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 3, 2021

Enviva Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave. Suite 1800 Bethesda, MD	20814
(Address of principal executive offices)	(Zip code)

(301) 657-5560

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	EVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Contribution Agreement

On June 3, 2021, Enviva, LP (“ELP”), a wholly owned subsidiary of Enviva Partners, LP (the “Partnership”), entered into a contribution agreement (the “Contribution Agreement”) with Enviva Holdings, LP, a Delaware limited partnership (the “Sponsor”), and Enviva Development Holdings, LLC, a Delaware limited liability company (“DevCo”) and wholly owned subsidiary of the Sponsor. Pursuant to the terms of the Contribution Agreement, DevCo agreed to sell to ELP all of the limited liability company interests in Enviva JV2 Holdings, LLC, the indirect owner of a wood pellet production plant under construction in Lucedale, Mississippi (the “Lucedale plant”) and a deep-water marine terminal under construction in Pascagoula, Mississippi (the “Pascagoula terminal”), for total consideration of approximately $260.0 million, subject to certain adjustments. We refer to this acquisition as the “Drop-Down.” In connection with the Drop-Down, the Sponsor agreed to assign to ELP certain of its rights and obligations under certain off-take and related shipping contracts, which we refer to collectively with the Drop-Down as the “Acquisitions.” The closing of the Acquisitions is expected to occur on or about July 1, 2021.

In connection with the Acquisitions, the Partnership expects that it will indirectly enter into a make-whole agreement with the Sponsor, pursuant to which (i) the Sponsor will guarantee certain cash flows from the Lucedale plant during the period from and including the quarter ended on September 30, 2021 through and including the five quarters (or, if the commercial operations date of the Lucedale plant is on the first day of a quarter, four quarters) following the quarter in which the commercial operations date of the Lucedale plant occurs (the “Make Whole Term”), (ii) the Sponsor will indirectly reimburse the Partnership for construction costs in excess of budgeted capital expenditures for the Pascagoula terminal and Lucedale plant, subject to certain exceptions, and (iii) the Partnership will indirectly pay to the Sponsor quarterly incentive payments for any wood pellets produced by the Lucedale plant in excess of forecast production levels during the Make Whole Term.

In connection with the Acquisitions, the Partnership expects to enter into an agreement with Enviva Management Company, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Sponsor (“Enviva Management”), pursuant to which an aggregate of approximately $53.0 million in fees that otherwise would have been owed by the Partnership under the Partnership’s management services agreement with Enviva Management will be waived with respect to the period from the closing of the Acquisitions through the fourth quarter of 2023. Another up to $4.0 million in fees will be waived conditionally during the period beginning January 1, 2022 and ending the earlier of December 31, 2024 and the first month during which the Lucedale plant achieves a minimum operational production level, with respect to each calendar quarter if certain production levels are not met with respect to each such quarter.

The amount and composition of the consideration for the Acquisitions was approved by a conflicts committee (the “Conflicts Committee”) consisting of independent members of the board of directors of Enviva Partners GP, LLC (the “General Partner”), a Delaware limited liability company and the general partner of the Partnership. The Conflicts Committee retained legal and financial advisors to assist it in evaluating and negotiating the Contribution Agreement. In approving the terms of the Contribution Agreement, the Conflicts Committee based its decision in part on an opinion from its independent financial advisor that the consideration to be paid by the Partnership for the Acquisitions is fair, from a financial point of view, to the Partnership and the Unaffiliated Common Unitholders (as defined in such opinion).

The Contribution Agreement contains customary representations and warranties regarding the Acquisitions as well as customary covenants and indemnity provisions. The consummation of the Acquisitions is subject to the satisfaction of customary closing conditions, including the performance by the parties, in all material respects, of their respective covenants as set forth in the Contribution Agreement and, subject to certain exceptions, the accuracy of their respective representations and warranties as set forth in the Contribution Agreement. There is no assurance that the conditions to the consummation of the Acquisitions will be satisfied.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 3, 2021, the Partnership issued a press release announcing the launch of an underwritten public offering (the “Equity Offering”) of 4,000,000 common units representing limited partner interests in the Partnership (“Common Units”). Additionally, on June 3, 2021, the Partnership issued a press release announcing the pricing of the Equity Offering, which had been upsized to 4,400,000 Common Units. The Partnership granted the Underwriters (as defined below) a 30-day option to purchase up to an additional 525,000 Common Units, which was exercised in full on June 4, 2021. Copies of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

On June 3, 2021, the Partnership issued a press release announcing the Acquisitions. A copy of the press release is attached as Exhibit 99.3 hereto and incorporated herein by reference.

The information in Item 7.01 of this Current Report, including Exhibits 99.1, 99.2 and 99.3, is being “furnished” and shall not be deemed to be “filed” by the Partnership for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 8.01	Other Events.

Underwriting Agreement

On June 3, 2021, the Partnership entered into an underwriting agreement (the “Underwriting Agreement”) with the General Partner and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives (the “Representatives”) of the several underwriters named therein (the “Underwriters”), in connection with the Equity Offering. The Partnership expects the net proceeds from the Equity Offering to be approximately $191.0 million, after deducting estimated fees and expenses. The Partnership intends to use the net proceeds from the Equity Offering to fund a portion of the cash purchase price for the Acquisitions.

The issuance and sale of the Common Units have been registered under the Securities Act, pursuant to the Partnership’s shelf registration statement on Form S-3 (Registration No. 333-232247) filed with the U.S. Securities and Exchange Commission on June 21, 2019 and declared effective on July 2, 2019. The Equity Offering is expected to close on June 8, 2021. Legal opinions relating to the validity of the Common Units and certain tax matters are filed herewith as Exhibits 5.1 and 8.1, respectively.

The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Partnership has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. Furthermore, the Partnership has agreed with the Underwriters not to offer or sell any Common Units (or securities convertible into or exchangeable for Common Units), subject to limited exceptions, for a period of 60 days after the date of the Underwriting Agreement without the prior written consent of the Representatives.

The Underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for the Partnership and its affiliates in the ordinary course of business for which they have received and would receive customary compensation. In addition, in the ordinary course of their various business activities, the Underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investments and securities activities may involve the Partnership’s securities and/or instruments.

The foregoing description is not complete and is subject to and qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated herein by reference.

Cautionary Statements

This Current Report includes “forward-looking statements” within the meaning of federal securities laws. Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Partnership’s control. All statements included in this Current Report, other than historical facts, are forward-looking statements. All forward-looking statements speak only as of the date of this Current Report. Although the Partnership believes that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

Risk Factors Related to the Acquisitions and the Equity Offering

We may not consummate the Acquisitions, and the sale of Common Units in the Equity Offering is not conditioned on the consummation of the Acquisitions.

We intend to fund a portion of the aggregate purchase price for the Acquisitions with the net proceeds of the Equity Offering. However, we may not consummate the Acquisitions, which are subject to the satisfaction of customary closing conditions. There can be no assurance that such conditions will be satisfied or that the Acquisitions will be consummated.

The Equity Offering is not conditioned on the consummation of the Acquisitions. Therefore, upon the closing of the Equity Offering, you will become a holder of our Common Units regardless of whether the Acquisitions are consummated, delayed or terminated. If the Acquisitions are delayed or terminated, the price of our Common Units may decline.

If the Acquisitions are not consummated, our management will have broad discretion in the application of the net proceeds of the Equity Offering and could apply the net proceeds in ways that you or other unitholders may not approve. If this occurs, the price of our Common Units may be adversely affected.

If the Acquisitions are consummated, we may be unable to realize the associated anticipated cost savings, revenues or increase in distributable cash flow; as a result, we may be unable to pay increased per-unit distributions in connection with the proposed Acquisitions.

Our ability to realize the anticipated cost savings, revenues and expected increase in distributable cash flow and our ability to pay increased per-unit distributions in connection therewith, is dependent upon many different factors, such as our ability to operate the Lucedale plant and Pascagoula terminal in line with our expectations. If the cost to operate and maintain the Lucedale plant or Pascagoula terminal is higher than anticipated or the operations of such assets are not consistent with anticipated levels, we may not be able to generate the cash flows that we have projected. We cannot guarantee that the Acquisitions will be immediately accretive or that they will enable us to increase distributable cash flow and per-unit distributions. We may be unable to realize the anticipated benefits of the Acquisitions, which could have an adverse effect on our results of operations, business and financial position and our ability to pay distributions.

We will incur significant transaction and acquisition-related costs in connection with the Acquisitions.

We expect to incur significant costs associated with the Acquisitions and the integration of the assets from the Acquisitions into our existing portfolio of operating plants and terminals. The substantial majority of the expenses resulting from the Acquisitions will be composed of transaction costs, including professional fees, related to the Acquisitions and our integration efforts. Unanticipated costs may be incurred in the integration process. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the acquired assets with our assets, will allow us to offset incremental transaction- and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 3, 2021, by and among Enviva Partners, LP, Enviva Partners GP, LLC and Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein.
2.1	Contribution Agreement, dated June 3, 2021, by and among Enviva Development Holdings, LLC, Enviva, LP, and Enviva Holdings, LP.
5.1	Opinion of Vinson & Elkins L.L.P., as to the validity of the Common Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1).
99.1	Press release titled “Enviva Partners, LP Announces Public Offering of Common Units,” dated June 3, 2021.
99.2	Press release titled “Enviva Partners, LP Prices Offering of Common Units,” dated June 3, 2021.
99.3	Press release titled “Enviva Partners, LP Announces Accretive Drop-Down Transactions, Increases 2021 Guidance and Provides 2022 Guidance” dated June 3, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 7, 2021

ENVIVA PARTNERS, LP

By:	Enviva Partners GP, LLC, as its sole general partner

By:	/s/ Jason E. Paral
Name:	Jason E. Paral
Title:	Vice President, Associate General Counsel and Secretary